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                       KKM ASSIGNMENT OF INSURANCES




                      CLOSED TYPE JSC KARAKUDUKMUNAY
                                as Assignor


                                    and


                THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                                as Assignee




                           Dated 7 February 2000

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                               WHITE & CASE
                               7-11 MOORGATE
                              LONDON EC2R 6HH




THIS DEED OF ASSIGNMENT ("this Deed") has been signed on 7 February 2000 and is made between:

(1) CLOSED TYPE JSC KARAKUDUKMUNAY, a company organised and existing under the laws of the Republic of Kazakhstan (the "ASSIGNOR"); and

(2) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company organised and existing under the laws of England, acting as security trustee for the Finance Parties (as defined below) (the "ASSIGNEE").

WHEREAS

(A) Pursuant to a loan agreement dated 1 November, 1999 (the "LOAN AGREEMENT") between the Borrower, the Co-Obligors, Shell Capital Services Limited, Shell Capital Limited and the Lenders (as such terms are defined in the Loan Agreement), the Lenders have agreed to make available to the Borrower secured loan facilities in an aggregate principal amount not exceeding US$24,000,000 on the terms and subject to the conditions contained in the Loan Agreement.

(B) At the request of the Facility Agent, the Security Trustee has agreed to act as trustee under the Security Trust Deed and to hold the benefit of the security constituted by or pursuant to the Security Documents and the covenants and obligations of the Obligors under the Security Documents on trust for the Finance Parties.

 (C) It is a condition precedent to making the loans under the Loan Agreement that the Assignor shall have executed and delivered this Deed to the Assignee.

NOW THIS DEED OF ASSIGNMENT WITNESSETH as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 Except as otherwise defined herein and except where the context otherwise requires, all terms and expressions which are defined in the Loan Agreement shall have the same respective meanings when used herein.

1.2 In this Deed (including the Recitals hereof and the Schedule hereto) the following expressions shall, except where the context otherwise requires, have the following meanings:

       "Act"                      means the Law of Property Act 1925;

       "Attorney"                 means any person so appointed by the
                                   Assignor pursuant to Clause 6;

       "Insolvency Act"           means the Insolvency Act 1986;

       "Insurances"               means any and all contracts and policies
                                   of insurance effected and maintained
                                   from time to time by the Assignor under
                                   or in respect of the Project (including, without limitation, those contracts details of which are set out in Schedule
                                   D) and all renewals of those contracts,
                                   but excluding contracts of insurance
                                   covering the Assignor's liability to
                                   third parties;

       "Secured Liabilities"      means all moneys and liabilities
                                   (whether actual or contingent) which are now or may at any time and from time to time hereafter be due, owing or payable to any Finance Party from or by the Obligors under or in connection with (i) the Loan Agreement; (ii) this Deed; and
                                   (iii) any other Finance Document,
                                   together with all legal and other costs, charges and expenses which any of the Finance Parties may incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any such moneys and liabilities.

1.3    In this Deed, unless the context requires otherwise:

       (a) headings are for convenience only and do not affect the interpretation of this Deed;

       (b) words importing the singular include the plural and vice versa;

       (c) a reference to a Clause, Sub-Clause, party or Schedule is a reference to that Clause, Sub-Clause, or that party or Schedule to, this Deed;

       (d) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Deed; and

       (e) a reference to a party to any document includes that party's successors and permitted assigns.

2.   ASSIGNMENT

2.1 By way of continuing security for the Secured Liabilities the Assignor hereby assigns and agrees to assign absolutely to the Assignee all of its present and future right, title and interest in and to (i) the Insurances, and (ii) all the benefits of all policies, contracts and agreements in respect of the Insurances (including all claims of whatsoever nature thereunder and returns of premiums in respect thereof). The Assignor agrees that it will hold the proceeds of any of the Insurances on trust for the Assignee and shall pay such proceeds or other amounts to the Assignee on demand.

2.2    Subject to the terms of this Deed, upon all of the Secured
       Liabilities being discharged in full the property assigned pursuant to Clause 2.1 shall be reassigned to the Assignor without recourse to or warranty by the Assignee and the Assignee shall, at the cost of the Assignor, execute such documents as the Assignor may reasonably require to effect or confirm such reassignment.

3.   REPRESENTATIONS AND WARRANTIES

     The Assignor hereby represents and warrants to the Assignee that:

     (i) the Assignor has full power, authority and legal right to enter into, execute and perform, and has taken all necessary action duly to authorise the entry into, execution, performance and delivery of, this Deed, the creation of the security hereunder and the carrying out of its obligations hereunder;

     (ii) this Deed has been duly executed as a deed and constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

     (iii) the execution and performance by it of this Deed, the creation of the security hereunder and the performance and observance by it of its obligations hereunder do not and will not:

            (a) conflict with any law, rule or regulation or judicial, administrative or governmental order, judgement, injunction, determination or award applicable to it; or

            (b) conflict with any provision of its constitutional documents; or

            (c) conflict with, or result in any breach of, any of the terms or provisions of, or constitute a default under, any mortgage, deed, agreement or other instrument, arrangement, obligation or duty to which it is a party or is subject or by which any of its assets is bound which might reasonably be expected to have a material adverse effect on its business or financial condition or on its ability to carry out its obligations hereunder; or

            (d) cause the exceeding of any limitation (whether imposed by law, statute, decree, rule, regulation, agreement, its constitutional documents or otherwise howsoever) on any of its powers or on the right or ability of its directors to exercise such powers or cause the exceeding of any other limit affecting it;

     (iv) the Assignor has not created and there does not subsist any Security Interest in or over the Insurances or any part thereof nor has the Assignor agreed to create any such Security Interest, other than Permitted Security Interests; and

     (v) the security hereby constituted is legal, valid and binding and will constitute upon the service of the notice referred to in Clause 4(a) of this Deed an absolute assignment by way of first specific legal charge and ranks and will rank ahead of any other Security Interest on or over the Insurances or any part thereof.

     The Assignor hereby covenants with the Assignee that each of the above representations and warranties will be correct in all respects at all times during the continuance of the security hereby constituted and as long as any Secured Liabilities are outstanding as if repeated then by reference to the then existing circumstances.

4.   COVENANTS

     The Assignor covenants that it shall:

     (a) immediately following execution of this Deed give notice of this Deed and the assignment herein contained to each insurance broker through which any of the Insurances are from time to time effected and maintained, and in addition promptly after any change in any such insurance brokers, give such notice to the new, replacement or additional brokers, each such notice to be in the form set out in Part 1 of Schedule A hereto, and shall procure and deliver to the Assignee an acknowledgement of each such notice by the relevant insurance or reinsurance brokers in the form of set out in Part 2 of Schedule A hereto;

     (b) not assign, pledge or charge, or create or permit to subsist any Security Interest on or over, its right, title and interest in and to the Insurances or any proceeds thereof (other than Permitted Security Interests); and

     (c)    procure that:

            (i)    the insurer with which each of the Insurances is placed
                    or effected or each broker who effects or renews any of the Insurances, as the case may be, delivers to the Assignee a letter substantially in the form of Schedule B; and

            (ii)   each insurance policy for the time being in force
                    contains, or has attached to it, endorsements and a loss payable clause substantially in the form of Schedule C.

5.   FURTHER ASSURANCE

     The Assignor covenants that it will from time to time at the request of the Assignee do or execute any further things, assurances and documents as may be required by law or as the Assignee may consider necessary to establish, maintain and protect the rights of the Assignee hereunder and generally to carry out the true intent of this Deed.

6.   POWER OF ATTORNEY

6.1 The Assignor hereby, by way of security for the performance of its obligations hereunder, irrevocably appoints the Assignee as its Attorney for and on its behalf and in its name or otherwise, at such time and in such manner as the Attorney may think fit:

       (i) to execute and do any assurance, act or thing which the Assignor is required to do under this Deed; and/or

       (ii) generally in its name and on its behalf to exercise all or any of the rights conferred upon the Assignee under this Deed, the Act or the Insolvency Act.

6.2 The Assignor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of the power of attorney in Clause
       6.1 except where such actions constitute gross negligence or wilful misconduct.

7.   APPLICATION OF INSURANCE PROCEEDS

     All proceeds of any Insurances received by the Assignor or the Assignee shall be dealt with and applied in the following order:

     (i) firstly, in or towards payment of all costs, charges, losses, liabilities and expenses of, and incidental to, the exercise of the Assignee's rights;

     (ii) secondly, in or towards the payment and discharge of such of the Secured Liabilities in such order as the Assignee in its absolute discretion may from time to time determine; and

     (iii) thirdly, after all the Secured Liabilities have been paid or discharged in full, in payment of any surplus to the Assignor.

8.   SUCCESSORS IN TITLE

     The obligations on the part of the Assignor contained herein shall bind it and its successors and permitted assigns and shall inure to the benefit of the Assignee and its successors and assigns whether so expressed or not.

9.   CONTINUING AND INDEPENDENT SECURITY

9.1 This Deed and the security hereby constituted shall remain in full force and effect by way of continuing security and shall not be affected in any way by any settlement of account or by:

       (i) any other security, guarantee or insurance now or hereafter held by the Assignee or any other person in respect of the Secured Liabilities, any of them or any other liabilities; or

       (ii) the release of or any amendment to any security, guarantee or insurance (including, except to the extent of the relevant release or amendment, the security hereby constituted); or

       (iii) the enforcement or absence of enforcement of any security, guarantee or insurance (including the security hereby constituted); or

       (iv) any time, indulgence, waiver or consent given to the Assignor or any other person whether by the Assignee or any other person; or

       (v) the making or absence of any demand for payment of any liabilities made on the Assignor or any other person whether by the Assignee or any other person; or

       (vi) the bankruptcy, insolvency, administration or winding-up of the Assignor, the Assignee or any other person; or

       (vii) the illegality, invalidity or unenforceability of or any defect in any provision of any documents relating to the Secured Liabilities or any insurance or security or any guarantee (including the security hereby constituted) or any of the rights or obligations of any of the parties under or in connection with any such document or any insurance or any security or any guarantee (including the security hereby constituted), whether on the grounds of not having been duly executed or delivered by the Assignor or any other party thereto or for any other reason whatsoever; or

       (viii) any agreement, security, guarantee, insurance, payment or other transaction which is capable of being avoided under or affected by any law relating to bankruptcy, insolvency, administration or winding-up or any release, settlement or discharge given or made by the Assignee on the faith of any such agreement, security, guarantee, insurance, payment or other transaction, and any such release, settlement or discharge shall be deemed to be limited accordingly.

9.2 The Assignee need not before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law (a) take action or obtain judgement against the Assignor or any other person in any court, (b) make or file claim or proof in a winding-up or liquidation of the Assignor or any other person, or (c) enforce or seek to enforce the recovery of the Secured Liabilities or of any other security therefor.

9.3 The security created by this Deed shall not be in any way discharged or impaired by reason of any other circumstance which might (but for this provision) constitute a legal or equitable discharge of such security.

9.4 Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed.

9.5    The Assignee shall not be liable:

       (i) by reason of the Assignee entering into possession of any of the Insurances or of any payments thereunder, to account as mortgagee in possession thereof for anything except actual receipts; or

       (ii) for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable unless such loss is caused by the fraud or gross negligence or wilful misconduct of the Assignee.

10.  COSTS AND EXPENSES

10.1 The Assignor shall, on written demand (accompanied by copies of the invoices therefor), pay the Assignee all legal and other fees on a full indemnity basis (including without limitation, all printing, translation, communication, advertising, travel and other out-of-pocket expenses) properly incurred by it in connection with the negotiation, preparation and execution of this Deed, the completion of the transactions contemplated in this Deed, any amendment of this Deed and any calculation, approval, consent or waiver to be made or given by the Assignee pursuant to or in respect of any provision of this Deed.

10.2 The Assignor shall, from time to time on demand pay to the Assignee all costs and expenses (including legal and other fees on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred in or in connection with the preservation and/or enforcement (or attempted preservation and/or enforcement) of any right of the Assignee under this Deed.

10.3 The Assignor shall pay all stamp, registration and other taxes and duties, and all notarial registration, recording and other like fees to which this Deed or any judgment given in connection with this Deed is, or at any time may be, subject and shall on demand indemnify the Assignee against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or duty or fees.

10.4 The Assignor shall, from time to time on demand of the Assignee (and without prejudice to the provisions of Clauses 10.1, 10.2 and 10.3) compensate the Assignee at such daily and/or hourly rates as the Assignee shall from time to time determine and on demand indemnify the Assignee against all costs and expenses (including without limitation telephone, fax, copying, travel and personnel costs) properly incurred by the Assignee in connection with its taking such action as it may deem appropriate or in complying with any instructions from the Finance Parties or any request by the Assignor in connection with:

       (i) the granting or proposed granting of any waiver or consent requested by the Assignor under this Deed;

       (ii) any actual, potential or suspected breach by the Assignor of its obligations under this Deed;

       (iii) the occurrence of an Event of Default or a Potential Event of Default; or

       (iv) any amendment or proposed amendment to this Deed requested by the Assignor.

11.  NOTICES

     All notices or other communications shall be in writing addressed to the relevant party. A written notice includes a notice by telex or facsimile transmission. Any such notice shall be deemed to be given as follows:

     (a)  if by personal delivery or letter, when delivered; and

     (b)  if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.


11.1   The address and facsimile number of the Assignee are:

       The Law Debenture Trust Corporation p.l.c.
       Princes House, 95 Gresham Street
       London EC2V 7LY

       Attention:     The Manager, Trust Management
       Facsimile:     44 (0)20 7696/7606 0643

       or such other as the Assignee may notify to the Assignor by not less than five Business Days' notice.

11.2   The address and facsimile number of the Assignor are:

       Closed Type JSC Karakudukmunay
       Microdistrict 3, Building 82
       Aktau
       Republic of Kazakhstan

       Attention:     General Director
       Facsimile:     (7-3292) 518 336

11.3 Each communication and document made or delivered by one party to another pursuant to this Deed shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

12.  CERTIFICATES TO BE CONCLUSIVE EVIDENCE

     For all purposes, including any proceedings, a copy of a certificate signed by an officer of the Assignee as to the amount of any indebtedness comprised in the Secured Liabilities or as to any applicable rate of interest shall, in the absence of manifest error, be conclusive evidence against the Assignor as to the amount or rate thereof.

13.  REMEDIES AND WAIVERS

13.1 Time is of the essence of the Assignor's obligations under this Deed but no failure to exercise, nor any delay in exercising, on the part of the Assignee, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies contained in this Deed are cumulative and not exclusive of any rights or remedies provided by law. The Assignee may agree to any waiver of any of its rights or remedies under this Deed on such terms as it sees fit.

13.2 If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under the law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Deed under the law of any other jurisdiction shall in any way be affected or impaired thereby unless the effect of the foregoing would be substantially to alter the rights and obligations of the parties originally agreed.

14.  ASSIGNMENT

       The Assignee may at any time, without the consent of the Assignor, assign or transfer the whole or, as the case may be, any part of the Assignee's rights under this Deed to any person. The Assignor may not assign, transfer, novate or dispose of or any interest in, its rights or obligations under this Deed.

15.  GOVERNING LAW AND JURISDICTION

15.1   This Deed shall be governed by English law.

15.2 (i) For the exclusive benefit of the Assignee and the Facility Agent, the Assignor irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together in this Clause 15 referred to as "proceedings") arising out of or in connection with this Deed may be brought in such courts, subject to the option referred to in Clause 15.6.

       (ii) The Assignor irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any proceedings in any such court as is referred to in this Clause 15.2 and any claim that any such proceedings have been brought in an inconvenient or inappropriate forum and further irrevocably agrees that a judgment in any proceedings brought in the English courts shall be conclusive and binding upon the Assignor and may be enforced in the courts of any other jurisdiction.

       (iii) Nothing contained in this Clause 15.2 shall limit the right of the Assignee to take proceedings against the Assignor in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.3   The Assignor hereby irrevocably and unconditionally:

       (i) appoints Law Debenture Corporate Services Limited, whose address is at Princes House, 95 Gresham Street, London EC2V 7LY, England as its process agent to receive, for and on its behalf, service of process in England in any proceedings with respect to this Deed;

       (ii) agrees that failure by any such process agent to give notice of such process to it shall not impair the validity of such service or of any judgment based thereon; and

       (iii) agrees that nothing in this Deed shall affect the right to serve process in any other manner permitted by law.

15.4 To the extent that the Assignor may now or hereafter be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Deed, to claim for itself or its undertaking, property, assets or revenue present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Deed and/or to the extent that in any such jurisdiction there may be attributed to the Assignor, any such immunity (whether or not claimed), the Assignor hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law waives, any such immunity.

15.5 The Assignor consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

15.6 If any dispute arises in relation to this Deed, including any question as to existence, validity or termination, such dispute shall, at the option only of the Assignee, be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration which are applicable at the time of reference to the arbitration and are deemed to be incorporated by reference into this Clause 15.6. Such arbitration shall take place in London, England and shall be conducted by three arbitrators, one of whom shall be nominated by the Assignor, one by the Assignee and the third to be agreed between the two arbitrators so nominated and in default the arbitrator shall be nominated by the President of the London Court of International Arbitration. The language in which such arbitration shall be conducted shall be English. Any award rendered shall be final and binding on the parties thereto and may be entered into any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require. No party may appeal to any court from any award or decision of the arbitral tribunal and, in particular, but without limitation, no applications may be made under section 45 of the Arbitration Act 1996 and no appeal may be made under section 69 of the said Act.

16.  COUNTERPARTS

     This Deed may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one instrument.


IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and is delivered on the date stated at the beginning of this Deed.

                                   EXECUTED as a deed and delivered by
                                   CLOSED TYPE JSC KARAKUDUKMUNAY acting


                                   by   /S/ NIKOLAI D. KLINCHEV
                                        -----------------------------
                                   Name:  Nikolai D. Klinchev
                                   Title: General Director


                                   by   /S/ RICHARD J. MOORE
                                       -----------------------------
                                   Name:  Richard J. Moore
                                   Title: Finance Director


                                   The COMMON SEAL of
                                   THE LAW DEBENTURE TRUST
                                   CORPORATION p.l.c.
                                   was hereunto affixed in the presence of:


                                        Name: /S/ JULIAN MASON-JEBB
                                              -----------------------------
                                        Title:    Director


                                        Name: /S/ CLIVE RAKESTROW
                                              -----------------------------
                                        Title:    Authorised Signatory




                                SCHEDULE A

                                  PART 1

             FORM OF NOTICE OF ASSIGNMENT OF INSURANCE POLICY

                                                             February, 2000

TO:       McGriff, Seibels & Williams of Texas, Inc.
          5333 Westheimer, Suite 600
          Houston, Texas 77056

FROM:     Closed Type JSC Karakudukmunay

CC:       The Law Debenture Trust Corporation p.l.c.
          Princes House, 95 Gresham Street
          London EC2V 7LY
          England

Dear Sirs,

     We refer to a deed of assignment dated 7 February, 2000 (the "Deed") and entered into by (1) ourselves and (2) The Law Debenture Trust Corporation p.l.c. (the "Assignee"). Terms defined in the Deed shall have, when used in this notice, the same meaning herein as therein unless the context otherwise requires. This notice shall be governed by English law.

     We hereby give you formal notification that, pursuant to the Deed, we have assigned to the Assignee all our rights, interests and benefits under insurance policy number PP990003/H issued by Kazakhinstrakh JSC (the "Insurance Policy"). This notice is irrevocable unless and until the Assignee issues to you a written notice that the Deed has been terminated.

     We hereby irrevocably authorise and instruct you to pay to ABN AMRO Bank N.V., London Branch, 250 Bishopsgate, London, Account Number: 40061949 Karakudukmunay JSC, Sorting Code 40-50-30, SWIFT code ABNAGB2L (unless otherwise instructed by the Assignee by written notice to you from time to time) all moneys whatsoever now or at any time hereafter due or owing to us under, or by virtue of, the Insurance Policy or in connection with our rights evidenced thereby and to procure that the Assignee receives all our rights, titles, benefits and interest whatsoever present and future whether proprietary, contractual or otherwise, under, or arising out of, or evidenced by, the Insurance Policy.

     All payments made by you in connection with the Insurance Policy after notification by the Assignee of the occurrence of an Event of Default must be made to the Assignee or otherwise in accordance with the instructions of the Assignee, who alone will be authorised and empowered to issue you with a valid receipt for moneys paid by you, and no further moneys should be paid to the Assignor except on the instructions of the Assignee.

     Please will you sign, date and return to the Assignee at Princes House, 95 Gresham Street, London EC2V 7LY, England (together with a copy to us for our records) the attached Acknowledgement of Notice of Assignment as your acknowledgement of the assignment effected by the Deed by no later than 5 days after the date of this Notice.

          Yours faithfully

          For and on behalf of

          ____________________
          CLOSED TYPE JSC KARAKUDUKMUNAY


                                                              ATTACHMENT TO
                                                                 SCHEDULE A

                                  PART 2

              FORM OF ACKNOWLEDGEMENT OF NOTICE OF ASSIGNMENT


                                                             February, 2000
TO:    The Law Debenture Trust Corporation p.l.c.
       Princes House, 95 Gresham Street
       London EC2V 7LY
       England

       For the Attention of: The Manager, Trust Management

CC:    Closed Type JSC Karakudukmunay

Dear Sirs,

     We hereby acknowledge receipt of a Notice of Assignment dated February, 2000 (of which this is a duplicate) and of the assignment by the Assignor to the Assignee of all its rights, interests and benefits under the Insurance Policy. Terms defined in the Notice of Assignment shall have, when used in this acknowledgement, the same meaning herein as therein, unless the context otherwise requires.

     We confirm that we have not received any prior notice of any pledge, assignment, lien, charge, encumbrance or other claim over the Insurance Policy.

     We hereby acknowledge and consent to the assignment and agree to make payments under the Insurance Policy to ABN AMRO Bank N.V., London Branch, 250 Bishopsgate, London, Account Number: 40061949 Karakudukmunay JSC, Sorting Code 40-50-30, SWIFT code ABNAGB2L (or such other account as is notified to us from time to time) or, on receipt by us of a notice from you to the contrary, to pay you, without any set off or deduction of any kind or for any reason, any and all proceeds from the Insurance Policy except as might be otherwise permitted in the relevant loss payable clauses. We further agree that (a) we shall advise the Assignee immediately of the termination, cancellation or alteration of the Insurance Policy or any failure by the Assignor to pay premiums as and when due, (b) the Insurance Policy shall not be terminated, cancelled or altered unless the Assignee has been given at least 45 days' prior notice (or 10 business days' prior notice in the case of cancellation due to non-payment of premium) thereof by facsimile transmission or telex, (c) the Assignee shall not have any obligation whatsoever to pay any premium or costs in respect of the Insurance Policy but shall have the right to do so in the event of non-payment by the Assignor, and (d) we shall promptly advise the Assignee of any act or omission of which it is aware that might void the Insurance Policy or make the Insurance Policy invalid or unenforceable in whole or in part.

     This acknowledgement is governed by the laws of England.

McGriff, Seibels & Williams of Texas, Inc.

By:  ____________________
Name:
Title:




                                SCHEDULE B

                           LETTER OF UNDERTAKING


From:     McGriff, Seibels & Williams of Texas, Inc.
          5333 Westheimer, Suite 600
          Houston, Texas 77056

To:       The Law Debenture Trust Corporation p.l.c.
          Princes House, 95 Gresham Street
          London EC2V 7LY
          England
          Attention:  The Manager, Trust Management
          Fax:  +44 (0)20 7696 5261/7606  0643

Dated:

Dear Sirs:

We refer to the a deed of assignment dated 7 February, 2000 (the "DEED") between Closed Type JSC Karakudukmunay (the "ASSIGNOR") and The Law Debenture Trust Corporation p.l.c. (the "ASSIGNEE"). Capitalised terms in this letter that are defined in the Deed (a conformed copy of which has been provided to and reviewed by us) have the same meanings when used in this letter. This letter is to be construed in accordance with, and is governed by, English law.

We confirm that:

     (a) all of the insurances described in the attachment to this letter (the "INSURANCES") are in effect on and in respect of the risks as set out in the attached cover notes;

     (b) all premiums and other payments due on or before the date of this letter in respect of the Insurances have been paid in full;

     (c) we have received no prior notice of any Security Interests or other claim over any of the Insurances;

     (d) we have acknowledged and signed the notice of assignment delivered to us pursuant to the Deed; and

     (e) the relevant loss payable clauses and the endorsements set out in Parts I and II of Schedule C to the Deed have been included in, or issued in respect of, the Insurance.

Pursuant to instructions received from the Assignor, we hereby undertake, in respect of the interests of the Assignor and the Assignee in the
Insurances:

     (a) to have included in, or endorsed on, each and every Insurance (as and when issued) loss payable clauses and endorsements in the forms set out in Parts I and II of Schedule C to the Deed or in such form as, to the satisfaction of the Assignee, achieves substantially the same effect;

     (b) to the acknowledgement of the notice of assignment to be delivered to us pursuant to the Deed;

     (c)  to notify you:

          (i) at least 45 calendar days before any cancellation or suspension of any Insurances is to take effect, or if we intend to cancel or suspend or to give notice of cancellation or suspension of, any Insurances for any reason, including non-payment of premium;

          (ii) at least 45 calendar days before we effect any reduction in limits or coverage, any increase in deductibles or any termination before the original expiry date under the Insurances;

          (iii) promptly (and in any event within 5 calendar days) if the Assignor has not renewed any of the Insurances at least 45 calendar days before their respective expiry dates;

          (iv) of any act or omission or of any event of which we have knowledge and which might invalidate or render unenforceable in whole or in part any of the Insurances, as soon as is reasonably practicable and in any event within 5 calendar days of any such act, omission or event; and

          (v) at least 45 calendar days, to the extent we are aware of the same, prior to any action or event which might make any of the Insurances void or voidable.

     (d) to pay to ABN AMRO Bank N.V., London Branch, 250 Bishopsgate, London, Account Number: 40061949 Karakudukmunay JSC, Sorting Code 40-50-30, SWIFT code ABNAGB2L (or such other account as is notified to us from time to time) or, on receipt by us of a notice from you to the contrary, to pay you, without any set off or deduction of any kind or for any reason, any and all proceeds from the Insurances except as might be otherwise permitted in the relevant loss payable clauses;

     (e) to maintain adequate accounting procedures with respect to the Insurances and keep adequate records of amounts due or received from, and amounts due or paid to, the insured under the Insurances and amounts due or received from, and amounts due or paid to, the reinsurers in respect of their reinsurance of our risk (or any part of it) under the Insurances; and

     (f) to pay promptly to the reinsurers or the reinsurance brokers all premiums and other amounts due and payable.

The above undertakings are given subject to our lien, if any, on the Insurances for premiums due under the Insurances and subject to our right of cancellation (if any) following default in excess of 45 calendar days in payment of such premiums, provided, subject to our continuing to be the insurers to the Assignor, we undertake to notify you as soon as practicable if any such premiums are not paid to us by the due date and to give you a reasonable opportunity of paying such outstanding premiums before notification of cancellation.

McGriff, Seibels & Williams of Texas, Inc.

By:  ____________________
Name:
Title:




                                SCHEDULE C

              FORMS OF ENDORSEMENTS AND LOSS PAYABLE CLAUSES



                                  PART I

                               ENDORSEMENTS


Each assigned insurance policy ("POLICY") shall contain the following endorsements:

1.   In this endorsement:

     "ASSIGNEE" means The Law Debenture Trust Corporation p.l.c.

     "ADDITIONAL INSUREDS"  means the Facility Agent and the Assignee.

     "COMPANY" means Closed Type JSC Karakudukmunay.

     "FACILITY AGENT" means Shell Capital Services Limited in its capacity as Facility Agent (as defined in the KKM Assignment of Inurances.

     "KKM ASSIGNMENT OF INSURANCES" means the Deed of Assignment dated February, 2000 between the Company and the Assignee.

     "INSURED" means any person named as the insured in this Policy.

     "INSURERS" means the insurance company or companies which has or have issued this Policy.

2. The Insurers hereby waive all rights of subrogation and any similar rights however arising which they may have or acquire against any of the Company, the Assignee, the Facility Agent and their officers, directors, employees and assigns, arising out of any occurrence in respect of which any claim is admitted under this Policy.

3. All the provisions of this Policy (except those relating to limits of liability) shall operate as if there were a separate Policy covering each Insured. Accordingly, the liability of the Insurers under this Policy to any Insured shall not be conditional upon the due observance and fulfilment by any other Insured of the terms of this Policy, and of any duties imposed upon such other Insured, and such liability shall not be affected by any failure in such observance of fulfilment by any such other Insured.

4. Each of the Facility Agent and the Assignee is an Additional Insured under this Policy. The Insurers waive all rights of contribution against any other insurance effected by the Assignee.

5. The Insurers agree that none of the Insureds shall be penalised or prejudiced in any way by an unintentional or inadvertent misrepresentation, non-disclosure, want of due diligence or breach of any declaration, condition or warranty contained in this policy, provided this shall not be applicable in respect of a deliberate misrepresentation, deliberate non-disclosure, deliberate want of due diligence or deliberate breach of declaration, condition or warranty, insofar as any of the aforesaid relate to a particular claim or relate to an event which may give rise to a particular claim.

6. The Assignee is a loss payee under this Policy and will continue to be a loss payee under this Policy upon its renewal.

7.   Neither Additional Insured shall have any duty of disclosure.

8. The sums insured and risks covered under this Policy may not be reduced without the prior written consent of the Additional Insureds.

9.   Each Insurer agrees to advise the Assignee:

     (a) at least 45 calendar days before any cancellation or suspension is to take effect, if any such Insurer cancels or suspends or gives notice of cancellation or suspension of this Policy for any reason including non-payment of premium;
     (b) at least 45 calendar days before any reduction in limits or coverage, any increase in deductibles or any termination before the original expiry date is to take effect under this Policy;
     (c) promptly (and in any event within 5 calendar days) if the Company has not renewed this Policy at least 45 calendar days before its expiry date;
     (d) of any act or omission or of any event of which the Insurer has knowledge and which might invalidate or render unenforceable in whole or in part this Policy, as soon as is reasonably practicable and in any event within 5 calendar days of any such act, omission or event; and
     (e) at least 45 calendar days, to the extent it is aware of the same, prior to any action or event which might make the Policy void or voidable.

This Policy shall not be cancelled or the coverage so altered or affected before the expiry of the notice periods referred to above.

10. Neither Additional Insured shall be liable for the payment of any premium or other fees under this Policy or performance of any other obligation owed to the Insurers, and there shall be no set-off for unpaid premiums in relation to the Insured seeking protection under this Policy, but this shall not relieve the Company from its obligations to pay any premium or other fees due under this Policy.

11. All notices to be given by the Insurers to the Additional Insured shall be sent to the following addresses and shall take effect when delivered by either hand, fax, or established courier service:

     THE ASSIGNEE

     The Law Debenture Trust Corporation p.l.c., Princes House, 95 Gresham Street, London EC2V 7LY, England

     Attention:  The Manager, Trust Management
     Fax: +44 (0)20 7696 5261/7606 0643

     THE FACILITY AGENT

     Shell Capital Services Limited , Shell Centre, London SE1 7NA, England

     Attention:  The Financial Controller
     Fax: +44 (0)20 934 7058





                                  PART II
                           LOSS PAYABLE CLAUSES


     By a deed of assignment dated       February, 2000 (the "ASSIGNMENT")
between Closed Type JSC Karakudukmunay (the "COMPANY") and The Law Debenture Trust Corporation p.l.c. as security trustee for and on behalf of the Finance Parties (as defined therein) (the "ASSIGNEE") (as the same may be amended, assigned, novated, restated or supplemented), the Company assigned to the Assignee all of its present and future rights, benefits, interests, and claims under and in respect of this insurance and all of its proceeds (including all claims relating to it and returns of premiums in respect of it).

     Until the Assignee (the "LOSS PAYEE") notifies the Insurers otherwise in writing, all claims and recoveries under this insurance shall be paid to the following account: ABN AMRO Bank N.V., London Branch, 250 Bishopsgate, London, Account Number: 40061949 Karakudukmunay JSC, Sorting Code 40-50-30, SWIFT code ABNAGB2L or such other account as the Assignee shall from time to time advise you.





                                SCHEDULE D

                            INSURANCE CONTRACTS

                            KAZAKHINSTRAKH JSC

                           POLICY NO. PP990003/H




                             TABLE OF CONTENTS


                                                                       PAGE

1.   Definitions and Interpretation . . . . . . . . . . . . . . . . .   2

2.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

3.   Representations and Warranties . . . . . . . . . . . . . . . . .   4

4.   Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.   Further Assurance. . . . . . . . . . . . . . . . . . . . . . . .   5

6.   Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . .   5

7.   Application of Insurance Proceeds. . . . . . . . . . . . . . . .   6

8.   Successors in Title. . . . . . . . . . . . . . . . . . . . . . .   6

9.   Continuing and Independent Security. . . . . . . . . . . . . . .   6

10.  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . .   7

11.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

12.  Certificates to be Conclusive Evidence . . . . . . . . . . . . .   9

13.  Remedies and Waivers . . . . . . . . . . . . . . . . . . . . . .   9

14.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

15.  Governing Law and Jurisdiction . . . . . . . . . . . . . . . . .  10

16.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SCHEDULE A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Form of Notice of Assignment of Insurance Policy . . . . . . . .  13

SCHEDULE B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Letter of Undertaking. . . . . . . . . . . . . . . . . . . . . .  17

SCHEDULE C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Forms of Endorsements and Loss Payable Clauses . . . . . . . . .  20

SCHEDULE D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Insurance Contracts. . . . . . . . . . . . . . . . . . . . . . .  24